UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GLOBAL NET LEASE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On June 4, 2023, the Company entered into a series of agreements pursuant to which the proxy contests initiated by Blackwells Capital LLC and its affiliates (“Blackwells”) have been withdrawn. Accordingly, Blackwells will no longer seek to collect proxies or votes in favor of its nominations or other business proposals.

The 2023 Annual Meeting of Stockholders has been rescheduled to June 29, 2023. We urge you authorize a proxy to vote your shares today to ensure that your voice is heard at the Annual Meeting.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN

 If you have questions about how to vote your shares, or need additional assistance, please contact

Innisfree M&A Incorporated, who is assisting us in the solicitation of proxies:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free at (877) 750-8197

Banks and brokers may call collect at (212) 750-5833

On April 10, 2023, Global Net Lease, Inc. (the “Company”) filed a definitive proxy statement on Schedule 14A relating to the Annual Meeting (the “Proxy Statement”) with the Securities and Exchange Commission. The Company hereby amends and replaces the “Background of the Solicitation” section starting on page 8 of the Company’s Proxy Statement with the following:

BACKGROUND TO THE SOLICITATION

As previously announced by the Company, on June 4, 2023, the Company entered into a Cooperation Agreement and Release (the “Agreement”) with Blackwells, Jason Aintabi (together with Blackwells, the “Blackwells Parties”), Related Fund Management, LLC (“Related”), Jim Lozier, Richard O’Toole (together with Related and Mr. Lozier, the “Related Parties,” and together with the Blackwells Parties, the “Blackwells/Related Parties”) and the other parties thereto.

Under the terms of the Agreement:

•	the proxy contest initiated by the Blackwells/Related Parties including the nomination of a dissident slate of directors and various advisory proposals for stockholder consideration at the Annual Meeting will be terminated or withdrawn;

•	the Blackwells/Related Parties will deliver to the Company any proxies received prior to and after the date of the Agreement, and agree that no proxies that have been or may be received by the Blackwells/Related Parties with respect to the dissident slate of directors and various advisory proposals will be voted at the Annual Meeting;
•	all litigation pending in Maryland state court and in federal court in the Southern District of New York, including the appeal of certain decisions in the U.S. Court of Appeals for the Second Circuit, between the parties is being dismissed with prejudice and the parties will be prohibited from initiating any future claims except to enforce the terms of the Agreement;
•	all demands made by the Blackwells/Related Parties for investigations by the Board and the board of directors of RTL have been withdrawn and are of no further force or effect as have any requests to inspect books and records of the Company;
•	the Blackwells/Related Parties are prohibited from (a) selling any shares of GNL Common Stock prior to completion or earlier termination of the proposed merger between the Company and RTL (the “REIT Merger”) and the related internalization merger involving the acquisition by the Company of the entities providing the external asset and property management functions performed by affiliates of Advisor Parent for the Company and RTL (the “Internalization”) and then generally only in open market transactions subject to further limits; and (b) engaging in, or acting in concert with any third party in connection with, among other things, any proxy contest or solicitation in opposition to any matter not recommended by the Board, any other activist campaign or unsolicited takeover bids between signing of the Agreement until June 4, 2033 otherwise referred to as the “Standstill Period;”
•	the Blackwells/Related Parties agreed to appear in person or by proxy at the Company’s 2023 Annual Meeting and each subsequent annual meeting during the Standstill Period and any special meeting of the Company’s stockholders regarding the appointment, election or removal of directors, the REIT Merger and the Internalization and to vote at such meeting in accordance with the recommendation of the Board with respect to any proposal at those meetings; and
•	the Blackwells Parties have agreed to issue, at the time of the filing by the Company and RTL of a joint prospectus/proxy statement relating to the REIT Merger and Internalization (the “Joint Proxy Statement”), a press release announcing their support of each transaction.

In the event that the Blackwells/Related Parties fail to fulfill their obligations under the sixth bullet point above, they will grant an irrevocable proxy to the benefit of the Company to vote at the Annual Meeting and any meeting called by the Company to vote on the REIT Merger and Internalization.

Under the Agreement, the Company will issue an aggregate of 495,000 shares of GNL Common Stock to the Blackwells/Related Parties as a settlement fee payable no less than one business day following the filing of the Joint Proxy Statement or, if not filed prior to July 31, 2023, then no later than August 1, 2023. The Company has also engaged Blackwells Capital to provide consulting and advisory services regarding corporate governance, stockholder engagement and outreach, investor relations and proxy advisory firm engagement, analysis and outreach during the Standstill Period and agreed to pay to Blackwells Capital a consulting fee for these services equal to 1,600,000 shares of GNL Common Stock if the REIT Merger and the Internalization are completed, reduced to: (a) 533,333 shares of GNL Common Stock, if the agreement governing the REIT Merger (the “Merger Agreement”) is terminated because either the Company or RTL fails to obtain the applicable stockholder approval; or (b) 1,066,667 shares of GNL Common Stock if the Merger Agreement is terminated for any other reason. The consulting fee is payable, in equal monthly installments over a twelve-month period starting on the tenth business day after the earliest of (x) the later to occur of (A) the closing of the REIT Merger and (B) the closing of the Internalization and (y) the termination of the Merger Agreement, as applicable. The Company also agreed to: (i) indemnify and hold harmless Blackwells Capital against actions, costs, losses, claims, damages or liabilities (including attorney fees) arising out of the consulting and advisory services provided by Blackwells Capital pursuant to the Agreement, provided that the liability of the Company will not exceed $10 million; and (ii) reimburse one-half of the reasonable documented out of pocket expenses (including legal fees) incurred by the Blackwells/Related Parties in connection with the proxy contest and related litigation described herein and the Agreement. RTL will be responsible for reimbursing the other half of these expenses.

The Agreement also contains mutual non-disparagement provisions as well as mutual releases. The parties to the Merger Agreement and Internalization Agreement have agreed to waive compliance with applicable covenants in the Merger Agreement and the agreement governing the Internalization to permit the Companies to complete their obligations under the Agreement. As a result of the Blackwells/Related Parties withdrawing their demands for investigation, the Board has dissolved the committee previously formed to address the demand.

A copy of the Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 5, 2023.

As previously announced by the Company, on May 23, 2023 the Company entered into an Agreement and Plan of Merger with Global Net Lease Operating Partnership, L.P. (“GNL OP”), RTL, The Necessity Retail REIT Operating Partnership, L.P. (“RTL OP”), Osmosis Sub I, LLC (“REIT Merger Sub”), and Osmosis Sub II, LLC (“OP Merger Sub”), pursuant to which RTL will merge with and into REIT Merger Sub, with REIT Merger Sub continuing as the surviving entity and a wholly owned subsidiary of the Company (the “REIT Merger”), and OP Merger Sub will merge with and into RTL OP, with RTL OP continuing as the surviving entity. The Company also entered into an agreement to internalize the advisory and property management functions of the combined companies through a series of mergers with the advisors and property managers for each of the Company and RTL.

Upon the closing of the REIT Merger, the Company will increase the size of the Board by three directors. Three independent directors of RTL will be appointed to the Board, and those appointees will be placed into the directorship classes of the Company that correspond to their respective classes on the board of directors of RTL so that the composition of the Board after the effective time of the REIT Merger (the “REIT Merger Effective Time”) is intended to be James L. Nelson, Edward M. Weil, and Lisa Kabnick, who will be in the final year of their terms as directors and whose terms will expire at the first annual meeting of stockholders of the Company after the REIT Merger Effective Time; Edward G. Rendell, Stanley Perla, M. Therese Antone, and Abby M. Wenzel, whose terms will expire at the 2024 GNL annual meeting of stockholders; and P. Sue Perrotty, and Leslie Michelson, whose terms will expire at the 2025 GNL annual meeting of stockholders. Mr. Weil and Mr. Nelson have each signed a written agreement with the Company pursuant to which, in the event that they are re-elected to the Board at the Annual Meeting and the REIT Merger is consummated after the Annual Meeting, they will resign from the Board as of the REIT Merger Effective Time and immediately be appointed to fill the vacancies resulting from their resignations, each to serve until the 2024 GNL annual meeting of stockholders and until his successor is duly elected and qualifies.

Copies of the Merger Agreement and Internalization Agreement were filed as Exhibits 2.1 and 2.2, respectively, to the Company’s Current Report on Form 8-K filed on May 26, 2023.

Important Notice

The statements in this letter that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Any statements referring to the future value of an investment in the Company, including the adjustments giving effect to the REIT Merger and the Internalization as described in this communication, as well as the potential success that the Company may have in executing the REIT Merger and Internalization, are also forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause the Company’s actual results, or the Company’s actual results after making adjustments to give effect to the Merger and the Internalization, to differ materially from those contemplated by such forward-looking statements, including but not limited to: (i) the Company’s ability to complete the proposed REIT Merger and Internalization on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals and satisfaction of other closing conditions to consummate the proposed transaction, (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement relating to the proposed transactions, (iii) ability of the Company to obtain lender consent to amend its Second Amended and Restated Credit Facility or any other loan agreement of the Company, if at all, or on terms favorable to the Company, (iv) risks related to the potential repeal of the Company’s Shareholder’s Rights Plan; (v) risks related to the decrease in the beneficial ownership requirements of the Company’s applicable classes and series of stock; (vi) risks related to diverting the attention of the Company’s management from ongoing business operations, (vii) failure to realize the expected benefits of the proposed transactions, (viii) significant transaction costs or unknown or inestimable liabilities, (ix) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay, (x) the risk that RTL’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected, (xi) risks related to future opportunities and plans for the Company post-closing, including the uncertainty of expected future financial performance and results of the Company post-closing following completion of the proposed transactions, (xii) the effect of the announcement of the proposed transaction on the ability of the Company and RTL to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships, (xiii) the effect of any downgrade of the Company’s or RTL’s corporate rating or to any of their respective debt or equity securities including the outstanding notes under the RTL Indenture; (xiv) risks related to the market value of the GNL Common Stock to be issued in the proposed transactions; (xv) other risks related to the completion of the proposed transactions, (xvi) potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat the COVID-19, on the Company, the Company’s tenants and the global economy and financial market, (xvii) the risk that one or more parties to the Agreement may not fulfil its obligations under the Agreement, as well as the additional risks, uncertainties and other important factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2023, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying GOLD proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s stockholders for the Company’s 2023 annual meeting of stockholders. STOCKHOLDERS OF GNL ARE STRONGLY ENCOURAGED TO READ GNL’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by GNL with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Filings and Financials” section of GNL’s website, www.globalnetlease.com, or by contacting investorrelations@globalnetlease.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.